QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We have issued our report dated March 31, 2014, with respect to the combined financial statements of RSP Permian, L.L.C. and Rising Star Energy Development Co., L.L.C. contained in this Registration Statement and Prospectus. We consent to the use of the aforementioned report in this Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."

/s/ GRANT THORNTON LLP

Dallas, Texas
August 6, 2014

QuickLinks

  EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM